Exhibit 10.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

AMENDMENT NO. 2 TO THE SUPPLY AND DISTRIBUTION AGREEMENT
This Amendment No. 2 (this “Amendment”) to the Agreement (defined below) is entered into by and between The Medicines Company, a company with its principal offices located at 8 Sylvan Way, Parsippany, NJ 07054 (“Innovator”), and Sandoz Inc., a Colorado corporation with a corporate address at 100 College Road West, Princeton, NJ 08540 (“Sandoz”), and shall be effective as of the Amendment Effective Date (defined below). Innovator and Sandoz may hereafter be referred to collectively as the “Parties” and individually as a “Party”.
WHEREAS, the Parties entered into that certain Supply and Distribution Agreement, dated as of July 2, 2015, as amended by Amendment No. 1 to the Supply and Distribution Agreement, dated as of July 16, 2015 (the “Agreement”); and
WHEREAS, the Parties now desire to amend various provisions of the Agreement.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1.	Defined Terms. Any capitalized terms used herein that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.	Amendment Effective Date. The “Amendment Effective Date” means July 1, 2017.

3.	Schedule A (“Angiomax®”). Schedule A is hereby amended as follows:

a.	Subsection (c) under “Net Profit split” is hereby deleted and replaced with the following:
“(c) [**] percent ([**]%) of the Net Profit if more than two but less than five generic versions of the Innovator Branded Product (including the Product) are offered for sale in the Territory; or”

b.	In addition, the following are hereby added as new subsections (d) and (e) under “Net Profit split”:
“(d)    [**] percent ([**]%) of the Net Profit if five or more but less than eight generic versions of the Innovator Branded Product (including the Product) are offered for sale in the Territory; or
(e)    [**] percent ([**]%) of the Net Profit if eight or more generic versions of the Innovator Branded Product (including the Product) are offered for sale in the Territory.”

c.	The section entitled “Table 1: Product Cost by Unit Type” is here by deleted and replaced with the following:
“The Product Cost shall be as set forth in the following table:

NDC Number	Unit Type	Product Cost
0781-3158-94	250mg vial	$[**]
0781-3158-95	10 vial carton	$[**]

Notwithstanding the foregoing, in the event that are eight or more generic versions of the Innovator Branded Product (including the Product) being are offered for sale in the Territory, then the Product Cost shall be:

NDC Number	Unit Type	Product Cost
0781-3158-94	250mg vial	$[**]
0781-3158-95	10 vial carton	$[**]
”

4.	Profit Share Adjustment.

a.
In addition to the adjustment of the Net Profit split percentages set forth in Paragraphs 3(a) and 3(b) above, within [**] Business Days after the Amendment Effective Date, the Innovator shall issue Sandoz a credit memo for an amount equal to $[**] and Sandoz shall be permitted to set-off any Net Profit payments that become due to the Medicines Company against such credit memo, until the amount of such credit memo has been exhausted in its entirety.

5.
Full Force and Effect. Except as expressly provided in this Amendment, this Amendment does not in any way change, modify or delete the provisions of the Agreement (or the Parties’ rights, remedies or obligations thereunder), and all such provisions shall remain in full force and effect. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

6.
Counterparts; Facsimile/PDF Signature. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered, in person or by facsimile or electronic image scan, receipt acknowledged in each case, to the other Party to this Amendment.

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

8.
Severability. If any term or other provision of this Amendment is invalid, illegal or unenforceable, all other provisions of this Amendment shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

9.	Amendment. No amendment, supplement, modification or cancellation of this Amendment shall be effective unless it shall be in writing and signed by each Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized respective representatives as of the Amendment Effective Date.
The Medicines Company

By: /s/ William O’Connor
Name: William O'Connor
Title: CFO

Sandoz Inc.

By: /s/ Peter Goldschmidt
Name: Peter Goldschmidt
Title: President, Sandoz US
Head of North America

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